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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2001 relating to the financial statements and financial statement schedules, which appears in adam.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Atlanta, Georgia
July 17, 2001

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  EXHIBIT 23.1